UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  November 28, 2007

EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

    On November 28, 2007, we announced that a subsidiary of the company has entered into an agreement to acquire a 50 percent interest in the Gulf LNG Clean Energy Project, a planned liquefied natural gas terminal in Pascagoula, Mississippi. Under the terms of the merger agreement, El Paso will pay $294 million to acquire its interest in the project. It is estimated that the total costs to construct the facilities will be $1.1 billion. The construction costs will be funded primarily through project financing, with the remainder to be funded by the members of the project company. The closing of project financing is expected to occur in the first quarter of 2008. A copy of the press release announcing this acquisition is attached as Exhibit 99.A.

Item 9.01 Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit Number	Description

99.A	Press Release dated November 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

	By:	/s/ Marguerite Woung-Chapman
Marguerite Woung-Chapman
Vice President, Chief Governance Officer and Corporate Secretary

Dated: November 28, 2007

EXHIBIT INDEX

Exhibit Number	Description

99.A	Press Release dated November 28, 2007.